EXHIBIT 4.41

                            CERTIFICATE OF CORRECTION

                        TO CERTIFICATE OF DESIGNATION OF

                           DISPLAY TECHNOLOGIES, INC.

                 (Pursuant to the provisions of Section 78.0295
             of the General Corporation Law of the State of Nevada)

    It is hereby certified that:

    1. The name of the corporation (the "Corporation") is Display Technologies, Inc.

    2. The Corporation filed a Certificate of Designation with the Nevada Secretary of State on January 10, 2001 (the "Certificate"), creating a series of Preferred Stock of the Corporation designated as Series A-1 Convertible Preferred Stock consisting of 50,000 shares ("Series A-1 Preferred Stock").

    3. The first sentence of Section II.1 of Exhibit A to the Certificate, as filed, provided that a dividend of $196,875 per share was to be paid on the outstanding shares of Series A-1 Preferred Stock on July 1, 2001. The stated dollar amount was a drafting error. The correct amount of the dividend per share of the Series A-1 Preferred Stock is $3.9375.

    4. Said incorrect statement is hereby corrected by substituting the amount of "$3.9375" for the amount of "$196,875" in the first sentence of Section II.1 of Exhibit A to the Certificate.

    Executed on January 17, 2001.

                                     By:  /s/ Todod D. Thrasher
                                        ----------------------------------------
                                           Todd D. Thrasher, Vice President


                                     By:  /s/ Marshall S. Harris
                                        ----------------------------------------
                                           Marshall S. Harris, Secretary
STATE OF FLORIDA   )
                   )  SS.:
COUNTY OF ORANGE   )

    On January 17, 2001, personally appeared before me, a Notary Public, for the State and County aforesaid, Todd D. Thrasher, as Vice President of Display Technologies, Inc., who acknowledged that he executed the above instrument.

                                                   [signed]
                                     -------------------------------------------
[Notarial Seal                             Notary Public